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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ---------------------


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                             ---------------------

                Date of Report (Date of earliest event reported)
                               November 18, 1996

                          VIDEOLAN TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware

                 (State or Other Jurisdiction of Incorporation)

        0-26302                                         61-1283466
(Commission File Number)                   (I.R.S. Employee Identification No.)

100 Mallard Creek Road, Suite 250
Louisville, Kentucky                                          40207
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (502) 895-4858

                                Not Applicable.

                        (Former name or former address,
                         if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 6.  Resignation of Registrant's Directors.

        In a letter dated November 14, 1996 to the Board of Directors of VideoLan Technologies, Inc. (the "Company"), Mr. Vernon L. Jackson stated that he had resigned effective immediately from his positions as Vice Chairman of the Board and as a director of the Company.

        Mr. Jackson stated that his inability to serve as an executive officer or to perform officer-type duties since January 17, 1996 has placed him in "the discomforting and untenable position of watching the Company's financial performance ... and business prospects deteriorate" to his detriment and the detriment of all shareholders. Mr. Jackson stated that he believes that the Company has largely abandoned its historical emphasis on the research and development of telecommunications products utilizing its proprietary technology. Mr. Jackson stated that he believes the Company should focus on developing and licensing the Company's technology to original equipment manufacturers value-added resellers and the like with significant distribution channels and large scale manufacturing capabilities already in place instead of spending significant working capital on developing its own infrastructure for the sales, marketing, production, installation, maintenance and customer support of telecommunications products. He added that he believed this course of direction away from research and development has been detrimental to shareholder values.

        In the letter, Mr. Jackson also said that he was resigning because of "substantial disagreements" with the Company on matters relating to the Company's operations and direction which he believes are not "conducive to enhancing shareholder value." Mr. Jackson stated that although he had expressed these disagreements to representatives of the Company in the past, he had not seen meaningful efforts by the Company to address his concerns. Therefore, Mr. Jackson concluded that his resignation was "the appropriate course of action."

        Management of the Company, including the continuing members of the Board of Directors, disagrees with the assertions made in Mr. Jackson's letter, specifically that the Company has largely abandoned its historical emphasis on research and development and focused its efforts on other areas such as sales and marketing. In the Company's August 10, 1995 initial public offering ("IPO") prospectus, the Company allocated $1,500,000 of its IPO proceeds to research and development efforts but in fact has expended $2,270,800 on research and development as of September 30, 1996. In contrast, the Company allocated $750,000 in the IPO prospectus to marketing but has only expended $266,300 on marketing as of September 30, 1996. The Board feels that with a product now ready for market, it is critical to put into place an infrastructure that includes sales, marketing, production and customer support. The
Board also feels that this combination of the product, the research and development investment and the development of an infrastructure is the best way to enhance shareholder value.

       (a)     Financial statements of business acquired.


               Not applicable.

       (b)     Pro Forma Financial Information.

               Not applicable.

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       (c)     Exhibits.

               Exhibit 17 -- Letter from Vernon L. Jackson to the Board of Directors of the Registrant dated November 14, 1996.


                                   SIGNATURES

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                            VIDEOLAN TECHNOLOGIES, INC.

                                            By: /s/ Steven B. Rothenberg
                                                ------------------------------
                                                Steven B. Rothenberg
                                                Chief Financial Officer

Dated:  November 22, 1996

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